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Exhibit 99

777 Post Oak Blvd, Suite 500
Houston, Texas 77056
713-830-9600
Fax 713-830-9696

CONTACT:	Gordon Beittenmiller Chief Financial Officer (713) 830-9600

        FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Same Store Quarterly Revenues and Operating Income Increase
Strong Cash Flow and Record Low Debt
Noncash Charges for Debt Cost Writeoff, Goodwill Impairment and Discontinued Operations

        Houston, TX—February 26, 2004—Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning ("HVAC") services, today announced a net loss of $3,511,000 or $0.12 per diluted share, for the quarter ended December 31, 2003, as compared to a net loss of $334,000 or $0.01 per diluted share, in the fourth quarter of 2002. Net loss from continuing operations for the current quarter was $2,047,000 or $0.08 per diluted share as compared to net income from continuing operations of $472,000 or $0.01 per diluted share, in the prior year. Excluding the noncash charges for goodwill impairment and debt cost writeoff, and the effect of divested units not included in discontinued operations, net income from ongoing operations was $2,126,000 or $0.05 per diluted share for the quarter as compared to $975,000 or $0.03 per diluted share in the fourth quarter of 2002. Operating income from ongoing operations, determined on the same basis, was $3,071,000 or 1.6% of revenues, up 47.1% from $2,088,000, or 1.1% of revenues, in 2002.

        The Company reported revenues from continuing operations of $197,704,000 in the current quarter as compared to $195,824,000 in 2002. Excluding divested units not reported as discontinued operations, same-store revenues increased 4.1% in 2003 from $189,829,000 in 2002. The Company also reported positive free cash flow of $8,362,000 in the current quarter as compared to negative free cash flow of $774,000 in 2002.

        Bill Murdy, Comfort Systems USA's Chairman and CEO, said, "We were pleased to achieve favorable revenue and income comparisons in our ongoing operations in the fourth quarter, particularly in view of the challenging economic conditions that took hold in our industry a couple of years ago and continued well into 2003. We also posted excellent free cash flow this quarter and finished 2003 with debt, net of cash, at virtually zero. We are encouraged by continuing signs that conditions in our industry will improve in 2004."

        The Company reported a net loss from continuing operations for the year ended December 31, 2003 of $1,024,000 or $0.05 per diluted share as compared to net income from continuing operations of $4,513,000 or $0.12 per diluted share in 2002. Excluding charges for restructuring, goodwill impairment, debt cost writeoff, a nonrecurring credit for a favorable receivables settlement in 2002, and divested units not reported in discontinued operations, net income from ongoing operations was $6,271,000 or $0.16 per diluted share for the year ended 2003 as compared to $6,706,000 or $0.18 per diluted share for 2002. Operating income from ongoing operations, determined on the same basis, was $12,766,000 or 1.6% of revenues, as compared to $14,716,000, or 1.9% of revenues in 2002.

        The Company reported revenues of $784,976,000 from continuing operations for 2003, as compared to $800,485,000 in 2002. Excluding divested units not reported in discontinued operations, same-store revenues were $780,935,000 in 2003, up 0.8% from $774,537,000 in 2002. The Company also reported free cash flow of $21,534,000 for 2003 as compared to $10,319,000 in 2002.

        The Company's fourth quarter results included the following items:

  •
  Noncash writeoff of $3,349,000, pre tax, of deferred debt arrangement costs and discount relating to the termination of the Company's previous credit facility, which was replaced by a new facility with increased capacity and improved terms. This amount was less than previously announced by the Company due to a favorable impact of $1,324,000, pre tax, resulting from the modification of a warrant and put obligation that was issued when the terminated credit facility was originally established. The holder of this warrant and put, one of the Company's lenders in the previous credit facility, agreed to this modification in connection with the termination of the previous credit facility.

  •
  Noncash impairment of goodwill of $2,726,000, pre tax, primarily resulting from changes in operating plans that were identified in the fourth quarter for certain operating units.

  •
  The sale of a small unit, the principal effect of which was the recognition of a noncash loss on disposition of $1,525,000, after tax, under discontinued operations.

        Murdy continued, "The past several years have been a time of unprecedented challenge in the commercial, industrial, and institutional building sector, where we provide HVAC services. Throughout this time, our core operations have remained profitable and cash flow positive each year, and today our Company is effectively debt-free after having reached borrowing levels of almost $350 million in 2000. We were also pleased to complete certain steps as part of 2003's business, including the establishment of an improved credit facility, which necessitated the noncash writeoff in the fourth quarter of costs associated with our previous credit facility, the sale of selected smaller units not fully aligned with our ongoing strategy, and various restructuring actions initiated earlier in the year.

        "These steps have given us a good start for 2004, a year in which our primary emphasis will be on internal execution and margin improvement. Based on this focus as well as our expectation that industry and economic conditions will improve in 2004, we believe that our 2004 results will be significantly better than our 2003 results. We look forward to renewed success at Comfort Systems USA."

        As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Friday, February 27, 2004 at 10:00 a.m. Central Time. The call-in number for this conference call is 1-773-756-4600. A replay of the entire call will be available until 6:00 p.m. Central Time, Friday, March 5, 2004 by calling 1-402-998-1433.

        Comfort Systems USA is a premier provider of business solutions addressing workplace comfort, with 63 locations in 51 cities around the nation. For more information, visit the Company's website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the lack of a combined operating history and the difficulty of integrating formerly separate businesses, retention of key management, national and regional weakness in non-residential construction activity, difficulty in obtaining or increased costs associated with debt financing or bonding, shortages of labor and specialty building materials, seasonal fluctuations in the demand for HVAC systems and the use of incorrect estimates for bidding a fixed price contract and other risks detailed in the Company's reports filed with the Securities and Exchange Commission.

- Financial table follows—

Comfort Systems USA, Inc.

Consolidated Statements of Operations
For the Three Months and Twelve Months Ended December 31, 2003 and 2002
(in thousands, except per share amounts)

	Three Months Ended December 31, (Unaudited)				Twelve Months Ended December 31,
	2003	%	2002	%	2003	%	2002	%
Revenues	$197,704	100.0%	$195,824	100.0%	$784,976	100.0%	$800,485	100.0%
Cost of services	167,448	84.7%	163,138	83.3%	658,427	83.9%	661,781	82.7%

Gross profit	30,256	15.3%	32,686	16.7%	126,549	16.1%	138,704	17.3%
SG&A	27,185	13.8%	30,801	15.7%	114,542	14.6%	124,280	15.5%
Restructuring charges	—	—	—	—	3,223	0.4%	1,878	0.2%
Goodwill impairment	2,726	1.4%	218	0.1%	2,726	0.3%	218	—

Income from operations	345	0.2%	1,667	0.9%	6,058	0.8%	12,328	1.5%
Interest expense, net	1,155	0.6%	978	0.5%	3,827	0.5%	4,263	0.5%
Other expense (income)	73	—	(516)	(0.3%)	178	—	(1,748)	(0.2%)
Writeoff of debt costs and discount, net	3,349	1.7%	353	0.2%	4,172	0.5%	987	0.1%

Income before taxes	(4,232)	(2.1%)	852	0.4%	(2,119)	(0.3%)	8,826	1.1%
Income taxes	(2,185)		380		(1,095)		4,313

Income (loss) from continuing operations	(2,047)	(1.0%)	472	0.2%	(1,024)	(0.1%)	4,513	0.6%
Discontinued operations:
Operating income (loss), net of applicable income tax benefit (expense) of $(38), $(33), $(407) and $1,290	61		40		655		930
Estimated loss on disposition, including income tax benefit (expense) of $807, $2,563, $533 and $(23,324)	(1,525)		(846)		(5,210)		(12,002)

Loss before cumulative effect of change in accounting principle	(3,511)		(334)		(5,579)		(6,559)
Cumulative effect of change in accounting principle, net of income tax benefit of $26,317	—		—		—		(202,521)

Net loss	$(3,511)		$(334)		$(5,579)		$(209,080)

Income (loss) per share:
Basic—
Income (loss) from continuing operations	$(0.05)		$0.01		$(0.03)		$0.12
Discontinued operations—
Income (loss) from operations	—		—		0.02		0.02
Estimated loss on disposition	(0.04)		(0.02)		(0.14)		(0.32)
Cumulative effect of change in accounting principle	—		—		—		(5.38)

Net income (loss)	$(0.09)		$(0.01)		$(0.15)		$(5.56)

Diluted—
Income (loss) from continuing operations	$(0.08)		$0.01		$(0.05)		$0.12
Discontinued operations —
Income (loss) from operations	—		—		0.02		0.02
Estimated loss on disposition	(0.04)		(0.02)		(0.14)		(0.31)
Cumulative effect of change in accounting principle	—		—		—		(5.31)

Net income (loss)	$(0.12)		$(0.01)		$(0.17)		$(5.48)

Shares used in computing income (loss) per share:
Basic	37,831		37,636		37,702		37,605
Diluted	38,240		38,082		38,111		38,154

Note 1: The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options, convertible notes, warrants and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Information Relating to Ongoing Operations (Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2003	%	2002	%	2003	%	2002	%
Revenues	$197,704		$195,824		$784,976		$800,485
Divested units not reflected in discontinued operations	—		(5,995)		(4,041)		(25,948)

Revenues from ongoing operations	197,704	100.0%	189,829	100.0%	780,935	100.0%	774,537	100.0%

Cost of services	167,448		163,138		658,427		661,781
Divested units not reflected in discontinued operations	—		(5,384)		(4,046)		(22,501)

Cost of services from ongoing operatons	167,448	84.7%	157,754	83.1%	654,381	83.8%	639,280	82.5%

Gross profit from ongoing operations	30,256	15.3%	32,075	16.9%	126,554	16.2%	135,257	17.5%

Selling, general and administrative expenses	27,185		30,801		114,542		124,280
Divested units not reflected in discontinued operations	—		(814)		(754)		(4,539)
Kmart settlement	—		—		—		800

Selling, general and administrative expenses from ongoing operations, excuding Kmart settlement	27,185	13.8%	29,987	15.8%	113,788	14.6%	120,541	15.6%

Operating income from ongoing operations, excluding Kmart settlement, goodwill impairment and restructuring charges	$3,071	1.6%	$2,088	1.1%	$12,766	1.6%	$14,716	1.9%

Income (loss) from continuing operations (after tax)	$(2,047)		$472		$(1,024)		$4,513
Divested units not reflected in discontinued operations (after tax)	—		132		492		708
Restructuring charges (after tax)	—		—		2,095		1,221
Goodwill impairment (after tax)	2,460		142		2,460		142
Kmart reserve reversal (after tax)	—		—		—		(520)
Writeoff of debt cost and discount (after tax)	1,713		229		2,248		642

Income from ongoing operations (after tax), excluding restructuring charges, goodwill impairment, Kmart reserve reversal and the writeoff of debt costs and discount, net	$2,126	1.1%	$975	0.5%	$6,271	0.8%	$6,706	0.9%
Diluted earnings per share-income from ongoing operations (after tax), excluding restructuring charges, goodwill impairment, Kmart reserve reversal and the writeoff off debt costs and discount, net	$0.05		$0.03		$0.16		$0.18

Note 1: Operating income from ongoing operations excluding restructuring charges, goodwill impairment and Kmart settlement is presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive about the Company from third parties. However, this measure is not considered a primary measure of an entity's financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating income as determined under generally accepted accounting principles and as reported by the Company.

Note 2: The bottom two calculations in the above table show income (loss) from ongoing operations (after tax) and related earnings per share information excluding divested units not reflected in discontinued operations, restructuring charges, goodwill impairment, Kmart reserve reversal and the writeoff of debt costs and discount, net. The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges.

Supplemental Information—Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") (Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2003	%	2002	%	2003	%	2002	%
Net loss	$(3,511)		$(334)		$(5,579)		$(209,080)
Cumulative effect of change in accounting principle	—		—		—		202,521
Discontinued operations	1,464		806		4,555		11,072
Income taxes	(2,185)		380		(1,095)		4,313
Writeoff of debt costs and discount, net	3,349		353		4,172		987
Other expense (income)	73		(516)		178		(1,748)
Interest expense, net	1,155		978		3,827		4,263
Depreciation	1,317		1,419		5,300		6,354
Divested operations not reflected in discontnued operations	—		203		759		1,092
Restructuring charges	—		—		3,223		1,878
Goodwill impairment	2,726		218		2,726		218
Kmart reserve reversal	—		—		—		(800)

EBITDA	$4,388	2.2%	$3,507	1.8%	$18,066	2.3%	$21,070	2.7%

Note 1: The Company defines earnings before interest, taxes, depreciation and amortization (EBITDA) as net loss, excluding cumulative effect of change in accounting principle, discontinued operations, divested units not reflected in discontinued operations, income taxes, writeoff of debt costs and discount, net, other expense (income), interest expense, net, depreciation, restructuring charges, goodwill impairment and Kmart reserve reversal. EBITDA may be defined differently by other companies. EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity's financial results, and accordingly, EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2003	December 31, 2002
Cash and cash equivalents	$10,136	$5,972
Accounts receivable, net	167,939	164,949
Costs and estimated earnings in excess of billings	16,162	17,768
Assets related to discontinued operations	—	10,934
Other current assets	28,700	30,344

Total current assets	222,937	229,967
Property and equipment, net	13,231	15,933
Goodwill	104,034	107,202
Other noncurrent assets	10,908	13,433

Total assets	$351,110	$366,535

Current maturities of long-term debt	$1,594	$1,780
Accounts payable	58,566	55,848
Billings in excess of costs and estimated earnings	29,657	26,498
Liabilities related to discontinued operations	—	2,520
Other current liabilities	49,482	61,007

Total current liabilities	139,299	147,653
Long-term debt, net	8,809	10,604
Other long-term liabilities	2,342	3,192

Total liabilities	150,450	161,449
Total equity	200,660	205,086

Total liabilities and equity	$351,110	$366,535

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Cash flow from operating activities	$8,361	$283	$13,504	$14,090
Cash flow from investing activities	$1,233	$(1,196)	$(3,863)	$150,589
Cash flow from financing activities	$(7,278)	$(3,608)	$(5,609)	$(169,200)
Cash flow from operating activities	$8,361	$283	$13,504	$14,090
Taxes paid related to the sale of businesses	635	—	11,006	—
Purchases of property and equipment	(745)	(1,278)	(3,406)	(5,322)
Proceeds from sales of property and equipment	111	221	430	1,551

Free cash flow	$8,362	$(774)	$21,534	$10,319

Note 1: Free cash flow is defined as cash flow from operating activities excluding items related to sales of businesses, less customary capital expenditures, plus the proceeds from asset sales. Free cash flow may be defined differently by other companies. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity's financial results, and accordingly free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Note 2: Cash flow information for 2002 includes the results of discontinued operations, including the 19 operations sold to Emcor in the first quarter of 2002.

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COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
Consolidated Statements of Operations For the Three Months and Twelve Months Ended December 31, 2003 and 2002 (in thousands, except per share amounts)